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                              SECURITIES AND EXCHANGE COMMISSION
                                    WASHINGTON, D.C. 20549

                                    ----------------------

                                           FORM 8-K

                                         CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 31, 1998
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

                                        POWER-ONE, INC.
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               (Exact name of registrant as specified in its charter)

          DELAWARE                           0-29454                       77-0420182
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State or other jurisdiction of             (Commission                   (I.R.S. Employer
incorporation or organization)             File number)                  Identification No.)

   740 CALLE PLANO, CAMARILLO, CA                                               93012
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 (Address of principal executive offices)                                     (Zip code)

                  REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (805) 987-8741

                                           NOT APPLICABLE
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         (Former name, former address and former fiscal year, if changed since last report)

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                                         2

Item 2 - Acquisition or Disposition of Assets

    Effective August 31, 1998, pursuant to the terms and conditions of a Stock and Loan Purchase Agreement (the "Purchase Agreement") dated as of August 25, 1998, between SBC Equity Partners Ltd. ("EP"), Defi Holding SA ("DEFI"), Elektrowatt AG ("Electrowatt"), Dr. Hans Grueter ("HG"), Dr. Martin Schnider ("MS"), and Johann Milavec ("JM"), (collectively, "Sellers"), and Power-One, Inc., (the "Company"), the Company acquired all of the outstanding capital stock in and certain convertible loans of Melcher Holding AG ("Melcher") from Sellers for a purchase price of approximately $42 million; in addition Melcher had approximately $11 million of indebtedness outstanding. Approximately $6.7 million was placed in an escrow to fund possible indemnification claims under the Purchase Agreement.

    Melcher, a Swiss corporation with its registered offices in Uster, Switzerland, is primarily engaged in the design and manufacture of high-reliability DC/DC power conversion products which it distributes throughout Europe. Melcher has manufacturing operations in three European locations and sales and application engineering offices in seven European countries, the United States and Canada. The Company intends to operate the acquired company in substantially the same manner as it was operated prior to the acquisition.

    The purchase price was negotiated at arms length with the Sellers, none of whom had any prior relationship with the Company. The Company was advised by independent investment banking firms.

    The source of funds for the acquisition was a combination of the Company's available cash, as well as advances totaling $10 million under its existing credit facility.


Item 7 - Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

    As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K as soon as practicable but not later than 60 days after this report is required to be filed.

(b)  Pro forma financial information.

    As of the date of filing of this Current Report on Form 8-K, it is also impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K as soon as practicable but not later than 60 days after this report is required to be filed

(c) Exhibits

    The exhibits listed below are filed as part of, or incorporated by reference, into this report.

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    EXHIBIT NO.  DESCRIPTION
    -----------  -----------
    2.1          Stock and Loan Purchase Agreement effective August 31,
                 1998 between SBC Equity Partners Ltd., Defi Holding SA, Elektrowatt AG, Dr. Hans Grueter, Dr. Martin Schnider, Johann Milavec and Power-One, Inc. regarding the sale and purchase of shares in and certain convertible loans to Melcher Holding AG
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The Registrant undertakes to furnish supplementally to the Commission, upon request, a copy of any Exhibit or Schedule to the Stock and Loan Purchase Agreement.


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                                      3


                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 14, 1998             Power-One, Inc.

                                       By:  /s/    STEVEN J. GOLDMAN
                                          ------------------------------
                                          Steven J. Goldman
                                          Chairman of the Board, Chief Executive
                                          Officer and President


                                       By:  /s/    EDDIE K. SCHNOPP
                                          -------------------------------
                                          Eddie K. Schnopp
                                          Vice President, Finance and Logistics,
                                          Chief Financial Officer and Secretary